TABLE OF SCHEDULES AND EXHIBITS
TO ASSET PURCHASE AGREEMENT

by and between

HOLLISTER & BLACKSMITH, INC. doing business as
AMERICAN CANNABIS COMPANY,
A wholly-owned subsidiary of
AMERICAN CANNABIS COMPANY, INC.

and

MEDIHEMP, LLC, and Its Wholly Owned Subsidiary, SLAM ENTERPRISES, LLC, and MEDICAL CANNABIS CAREGIVERS, INC., collectively doing business as NATURALEAF

Schedule 1.1(d)
Intellectual Property Used in the Business

Colorado Registered Tradenames/Trademarks

#	ID Number	Document Number	Name	Event	Status	Form	Formation Date
1	20101579213	20101579213	Naturaleaf	Trade Name	Effective	DLLC	10/20/2010
2	20198008093	20198008093	Naturaleaf	Trade Name	Effective	DPC	12/13/2019

Internet Domain:

https://www.thenaturaleaf.com/; including all generic top-level domains (gTLDs) associated with the internet domain; all URLs associated with the domain; any and all passwords and user names associated with the internet domain for any and all services related to it; all copyrights, trade names, trademarks and service marks associated with the internet domain and the words "naturaleaf" and "thenaturaleaf.com."

Image:

NaturaLeaf™

Nature's Healing Hand